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                                                                     Exhibit 4.2
                                                                     -----------




                         THE ELDER-BEERMAN STORES CORP.
                                3155 El-Bee Road
                               Dayton, Ohio 45439


                                November 11, 1998



Norwest Bank Minnesota, N.A.
c/o Norwest Shareowner Services
161 North Concord Exchange
South St. Paul, Minnesota 55075

         Re:      Amendment No. 1 to the Rights Agreement
                  ---------------------------------------

Ladies and Gentlemen:

            Pursuant to and in accordance with Section 27 of the Rights Agreement (the "Rights Agreement"), dated as of December 30, 1997, by and between The Elder-Beerman Stores Corp. (the "Company") and Norwest Bank Minnesota, N.A., as rights agent, the Company, by resolution adopted by its Directors, hereby amends the Rights Agreement as follows:

            1. Section 1(j) of the Rights Agreement is hereby amended to read in its entirety as follows:

            "Final Expiration Date" means the tenth anniversary of the Record Date.

            2. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment No. 1 to the Rights Agreement, but shall remain in full force and effect.

            3. Capitalized terms used without other definition in this Amendment No. 1 to the Rights Agreement shall be used as defined in the Rights Agreement.

            4. This Amendment No. 1 to the Rights Agreement will be deemed to be a contract made under the internal substantive laws of the State of Ohio and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

            5. This Amendment No. 1 to the Rights Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.




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Norwest Bank Minnesota, N.A.
November 11, 1998
Page 2

            6. Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment No. 1 to the Rights Agreement.


                                        Very truly yours,

                                        THE ELDER-BEERMAN STORES CORP.


                                        By:  /s/ Scott J. Davido
                                             -----------------------------------
                                             Name:  Scott J. Davido
                                             Title: Senior Vice President,
                                             General Counsel and
                                             Secretary



Accepted and agreed to as of the
effective time specified above:

NORWEST BANK MINNESOTA, N.A.


By:  /s/ Suzanne M. Swits
     -------------------------------
     Name: Suzanne M. Swits
     Title: Assistant Vice President